EXHIBIT 23.1







                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


Building Materials Corporation of America:

As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement.


                                             ARTHUR ANDERSEN LLP

Roseland, New Jersey
December 4, 1997